                                                                    EXHIBIT 99.4

                                               FILED BY DEVON ENERGY CORPORATION
                           PURSUANT TO RULE 425 UNDER THE SECURITIES ACT OF 1933
                                        AND DEEMED FILED PURSUANT TO RULE 14A-12
                                          OF THE SECURITIES EXCHANGE ACT OF 1934
                            SUBJECT COMPANY: MITCHELL ENERGY & DEVELOPMENT CORP.
                                                   COMMISSION FILE NO. 333-68694

[DEVON ENERGY LETTERHEAD]


                                  NEWS RELEASE
--------------------------------------------------------------------------------


Investor contact: Zack Hager
                  (405) 552-4526

Media contact:    Michael Barrett
                  (405) 228-4252

             DEVON ENERGY UPDATES 2002 OIL AND GAS HEDGING POSITION

         OKLAHOMA CITY (Dec. 20, 2001) - Devon Energy Corporation (AMEX: DVN,
TSE: NSX) announced today that it has entered into additional hedging transactions covering its first quarter 2002 natural gas production. In addition, the company summarized the aggregate effects of all of its 2002 oil and gas hedges in place. Devon's 2002 hedges include oil and gas price swaps, costless collars and fixed-price agreements.

Gas production

         For the first quarter of 2002, Devon recently entered into fixed-price physical delivery contracts for natural gas production in the United States and Canada. In the U. S., the company entered into fixed-price physical delivery contracts covering an additional 116,400 million British thermal units (mmbtu) of natural gas per day at an average price of $2.65 per mmbtu. In Canada, the company entered into fixed-price physical delivery contracts covering an additional 118,400 mmbtu of natural gas per day at an average price of $2.46 per mmbtu.

         In aggregate, including the recent contracts, Devon has downside price protection in place for about one-half of its expected first quarter 2002 gas production at an average price of $2.94 per mmbtu. For the full year 2002, Devon has downside price protection in place for approximately 39 percent of its expected gas production at an average price of $3.02 per mmbtu.

Oil production

         In aggregate, Devon has downside price protection in place for approximately 53,200 barrels of oil per day in 2002 at an average price of $22.34 per barrel. This represents approximately 55 percent of Devon's expected 2002 oil production.

         The recent transactions described above update hedges disclosed in Devon's SEC Form 8-K dated Dec. 11, 2001. The expected levels of 2002 oil and gas production referenced above are based upon annual production estimates included in Devon's Form 8-K dated Dec. 11, 2001. These production estimates exclude production attributable to oil and gas properties Devon has designated for disposition in 2002.

         This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning the contemplated transaction and strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

         Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index.

           NOTICE TO INVESTORS CONCERNING DEVON'S PROPOSED ACQUISITION
                               OF MITCHELL ENERGY

         Investors and security holders are advised to read the definitive joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the proposed transaction because it contains important information. A joint proxy statement/prospectus has been filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Devon and Mitchell with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City,

Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The definitive joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

         Devon, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Devon's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus.

         Mitchell, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Mitchell's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.


                                       ###